FORM 8-K

                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)     January 31, 2000
                                                           -------------------


                       Micro Component Technology, Inc.
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              (Exact name of registrant as specified in its charter)



              MN                         0-22384                 41-0985960
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 (State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)


   2340 West County Road C, St. Paul, Minnesota                  55113-2528
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    (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code            (651) 697-4000
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         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 2000, the registrant completed its acquisition of Aseco Corporation, a Delaware corporation. This acquisition was implemented through the merger of registrant's wholly-owned subsidiary, MCT Acquisition, Inc., a Delaware corporation, with and into Aseco Corporation. As a result, Aseco Corporation became a wholly-owned subsidiary of registrant. Each shareholder of Aseco received .663 shares of common stock of MCT for each share of common stock of Aseco held. For more information regarding the terms of this transaction, please see the Registration Statement on Form S-4 filed by registrant on December 30, 1999, and the Joint Proxy Statement/Prospectus of registrant and Aseco Corporation contained therein, SEC File Number 333-89675.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial statements, pro forma financial information and exhibits required in response to this Item were filed as part of the Registration Statement on Form S-4 filed by registrant on December 30, 1999, SEC File Number 333-89675. Primarily as a consequence of the appreciation of MCT's stock price prior to the consummation of the transaction, MCT is expected to record goodwill of approximately $17 million, approximately $7 million greater than goodwill indicated in the pro forma financial statements previously filed. These amounts are pending final valuation of the assets and liabilities of Aseco Corporation.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                                February 4, 2000

MICRO COMPONENT TECHNOLOGY, INC.



By: /s/  Jeffrey S. Mathiesen
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    Jeff S. Mathiesen, Chief Financial Officer
                       Chief Accounting Officer

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